EXHIBIT 3.(i)

                        ARTICLES OF INCORPORATION

                   INTERNATIONAL CAPITAL FUNDING, INC.

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     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Incorporator, being a natural person of the age of eighteen years or more, and desiring to form a body corporate under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation:

     ARTICLE I. NAME. The name of the Corporation is International Capital Funding, Inc.

     ARTICLE II. DURATION. The Corporation shall have perpetual existence.

     ARTICLE III. PURPOSES. The nature of the business of the Corporation and the objects and purposes and business thereof proposed to be transacted, promoted or carried on are as follows:

          Section 1.  SPECIFIC PURPOSES.

          A. To engage in any lawful act or activity for which corporations may be organized under the Colorado Corporation Code.

     ARTICLE IV.  CAPITAL STRUCTURE.

          Section 1. AUTHORIZED CAPITAL. The total number of shares of all classes which the Corporation shall have authority to issue is 600,000,000 of which 100,000,000 shall be Preferred Shares, par value $.01 per share, and 500,000,000 shall be Common Shares, par value $.0001 per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

          Section 2. PREFERRED SHARES. The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Colorado Corporation Code in respect to the following:

               A. The number of shares to constitute such series, and the distinctive designations thereof;

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               B.  The rate and preference of dividends, if any, the
     time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

               C. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

               D. The amount payable upon shares in event of involuntary liquidation;

               E. The amount payable upon shares in event of voluntary liquidation;

               F. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

               G. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

               H.  Voting powers, if any; and

               I. Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

          Section 3.  COMMON SHARES.

               A. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

               B. The holders of the Common Shares shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.

     ARTICLE V. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors constituting the Board of Directors shall be fixed in the manner provided in the Bylaws of the Corporation, subject to the limitation that the initial Board of Directors of

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the Corporation shall consist of two persons.  Those persons shall serve as directors of the Corporation until the first annual meeting of shareholders or until their successors shall have been elected and qualified. The names and addresses of the initial Board of Directors are as follows:

Walter F. Goodwin                            Gary Griffin
4582 S. Ulster St., Ste. 1203                5290 E. Yale Cr., Ste. 206
Denver, CO 80237                             Denver, CO 80222

     In accordance with the Bylaws of the Corporation, the Board of Directors may thereupon be divided into three classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold offices until the third succeeding annual meeting of shareholders of the Corporation.

     ARTICLE VI. POWERS OF BOARD OF DIRECTORS. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and its is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Colorado.

          Section 1. The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws, but in not case shall the number be less than three.

          Section 2. The Board of Directors shall have the power from time to time to fix and to determine and vary the amount of the working capital of the Corporation and to direct and determine the use and disposition of any surplus or net profits over and above the capital as determined pursuant to, and subject to, the provisions of the Colorado Corporation Code; and in its discretion the Board of Directors may use and apply any such surplus or accumulative profits in purchasing or acquiring bonds, debentures, notes, or other obligations or securities of the Corporation or shares of its own stock or any class so far as may be permitted by law, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but any such bonds, debentures, notes, obligations, securities or stock so purchased or acquired (together with any stock or securities acquired in satisfaction of a debt or otherwise), may be resold. Nothing herein contained, however, shall be held to limit the general power of the Corporation to apply any other funds or assets to the purchase or acquisition or retirement of its stock, bonds,

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debentures, notes or other obligations or securities.

          Section 3. The Board of Directors, subject to the applicable provisions of the Colorado Corporation Code, may from time to time determine whether and to what extent, and at what times and places and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by law or as authorized by the Board of Directors or by resolutions of the stockholders.

          Section 4. The books of the Corporation may be kept within or without the State of Colorado at such place or places as may be designated from time to time by the Board of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          Section 5. The Board of Directors may authorize and cause to be executed mortgages, deeds of trust, pledges and liens upon the real and personal property of the Corporation, without limitation as to amount or otherwise.

          Section 6. Except as otherwise provided by law and, subject to any limitations contained in the Bylaws adopted by the holders of the Corporation's Common Stock, the Board of Directors may, by the favorable vote of a majority of the directors present at a meeting at which a quorum is present, or as otherwise specified in the Bylaws, adopt, amend, alter or repeal Bylaws from time to time; Bylaws, including Bylaws adopted by the Board of Directors, may also be altered, amended or repealed by the holders of the Corporation's Common Stock entitled to vote thereon as specified in the Bylaws.

          Section 7. Special meetings of the stockholders of the Corporation may be called by the Board of Directors, and shall be called by the Corporation at the request of any stockholder or group of stockholders holding not less than 10% of the then outstanding shares of Common Stock and at the request of such other person or persons as may be authorized by the Bylaws.

          Section 8. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board shall also have power, in its discretion, to provide for and to pay directors rendering unusual or exceptional services to the Corporation special compensation appropriate to the value of such services as determined by the Board of Directors from time to time.

          Section 9. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the

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Corporation; subject, nevertheless, to the provisions of the statues of the
State of Colorado, of this Certificate of Incorporation and of any Bylaws from time to time made by the stockholders; provided, however, that no Bylaws so made shall invalidate any prior act of the Board of Directors which would have been valid if such Bylaws had not been made.

     ARTICLE VII.  VOTING BY SHAREHOLDERS.

          Section 1. CUMULATIVE VOTING. Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

          Section 2. DENIAL OF PREEMPTIVE RIGHTS. No shareholder of the Corporation shall by reasons of his holding shares of any class or series have any preemptive or preferential rights of purchase or subscribe to any shares of any class or series of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or hereafter to be authorized, whether or not the issuance of any such shares or notes, debentures, bonds or other securities would adversely effect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors, if otherwise authorized by the provisions of this Certificate of Incorporation may issue shares of any class or series of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series either in whole or in part to the existing stockholders of any class or series.

          Section 3. MAJORITY VOTE. When, with respect to any action to be taken by the shareholders of the Corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of greater than a majority of the outstanding shares, or of any class or series entitled to vote thereon, any and every such action shall be taken, notwithstanding the requirements of the Colorado Corporation Code, by the affirmative vote or concurrent of the holders of a majority of the outstanding shares, or of any class or series entitled to vote thereon.

     ARTICLE VIII.  RIGHT OF DIRECTORS TO CONTRACT WITH CORPORATION.

          Section 1. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of

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the directors of the Corporation are directors or officers or are financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction or solely because their votes are counter for such purpose if:

               A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or

               B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

               C. The contract or transaction is fair or reasonable to the Corporation.

          Section 2. Common of interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     ARTICLE IX. INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS. The Board of Directors of the Corporation shall have the power to:

          Section 1. Indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by the Colorado Corporation Code as presently existing or as hereafter amended.

          Section 2. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.

          Section 3. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

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     The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ARTICLE X. CORPORATE OPPORTUNITY. The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the Officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officers, directors of other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall be construed to release any employee of this Corporation (other than an officer, director of member of management) from any duties which he may have to this Corporation.

     ARTICLE XI. LIMITATIONS ON DIRECTOR LIABILITY. To the fullest extent permitted by the Colorado Corporation Code as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     ARTICLE XII. POWERS AND LIMITATIONS. The powers and limitations of the Corporation shall be those set forth by the Colorado Corporation Code, under which this Corporation is formed.

     ARTICLE XIII. REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Corporation is 4582 S. Ulster St., Ste. 1203, Denver, Colorado 80237; the name of the registered agent of the Corporation at such address is Walter F. Goodwin.

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     ARTICLE XIV.  INCORPORATOR.  The name and address of the Incorporator is as follows:

     Walter F. Goodwin        4582 S. Ulster St., Ste. 1203
                              Denver, Colorado 80237

     ARTICLE XV.  RIGHTS TO AMEND, ALTER, CHANGE OR REPEAL.  The
Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereinafter prescribed herein or by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6 day of June, 1991.




                              /s/ WALTER F. GOODWIN   JUNE 6, 1991
                              ----------------------------------------
                              Walter F. Goodwin, Incorporator



STATE OF COLORADO )
                  )ss.
COUNTY OF DENVER  )

     The undersigned, a Notary Public, hereby certifies that on this 6 day of June, 1991, personally appeared Walter F. Goodwin, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6 day of June, 1991.

     Witness my hand and official seal.

     My commission expires: 6-24-94
                           -----------------



                              /s/
                              ----------------------------------------



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